Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Files No. 33-75622, 33-78537 and 333-83237) of Albemarle Corporation of our report dated January 24, 2003, relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Richmond, Virginia

February 25, 2003